Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-192720) of Kamada Ltd. (the “Company”) of our report dated March 26, 2014 with respect to the financial statements of the Company and its subsidiaries included in this Annual Report on Form 20-F for the year ended December 31, 2013.

/s/ KOST, FORER, GABBAY & KASIERER
Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
March 26, 2014	A member of Ernst & Young Global